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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                   BYLAWS OF
                                BLACKROCK, INC.
                             A Delaware Corporation


                                   ARTICLE I
                                    Offices

     Section 1.1    Registered Office.  The registered office of BlackRock, Inc.
                    -----------------
(hereinafter called the "Corporation") within the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent of the Corporation at such address shall be The Corporation Trust Company.

     Section 1.2    Other Offices.  The Corporation may also have offices at
                    -------------
such other places, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

     Section 1.3    Books and Records.  The books and records of the Corporation
                    -----------------
may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or officers.

     Section 1.4    Certain Definitions.  Except where otherwise explicitly
                    -------------------
provided, all references herein to the "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect including any certificates of designation (each a "Preferred Stock Designation") filed under section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the "DGCL"), starting with the Amended and Restated Certificate of Incorporation dated ___________ ___, 1999 in effect on the date these Bylaws become effective. In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to "the Bylaws" or "these Bylaws" or "herein", or "hereof" or a like reference shall refer to these Bylaws as so amended.


                                  ARTICLE II
                            Meetings of Stockholders

     Section 2.1    Place of Meetings.  All meetings of the stockholders shall
                    -----------------
be held at any such place, either within or without the State of Delaware, as shall be designated from time to
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time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

     Section 2.2    Annual Meeting.  The annual meeting of the stockholders for
                    --------------
the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the Board of Directors and stated in the notice of the meeting. Only such business may be conducted as has been brought before an annual meeting of stockholders by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Corporation of such stockholder's intention to bring such business before the meeting pursuant to Section 2.10 of these Bylaws.

     Section 2.3    Special Meetings.  Except as otherwise provided by law or by
                    ----------------
the Certificate of Incorporation of the Corporation and subject to the rights of the holders of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stock holders for any purpose or purposes may be called only by a majority of the Board of Directors in accordance with these Bylaws, the Chairman of the Board of Directors, the President of the Corporation or a committee of the Board of Directors whose powers and authority include the power to call such meetings; provided that, prior to the Trigger Date (as defined in the Certificate of Incorporation), the Secretary shall call a special meeting of stockholders promptly upon written request by the Controlling Stockholder (as defined in the Certificate of Incorporation). As of and following the Trigger Date, the power of any stockholder to call a special meeting is specifically denied. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of such meeting.

      Section 2.4   Adjournments. Any meeting of the stockholders may be
                    ------------
adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5    Notice of Meetings.  Notice of meetings of stockholders
                    ------------------
shall be given by the Corporation as required by applicable law not less than ten days nor more than sixty days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting. Notice of any such meeting need not be given to any stockholder who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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     Section 2.6    List of Stockholders.  A complete list of the stockholders
                    --------------------
entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list required by this Section 2.6 or to vote in person or by proxy at any meeting of stockholders.

     Section 2.7    Quorum.  Unless otherwise required by law or the Certificate
                    ------
of Incorporation, a majority in voting power of the outstanding shares of the Corporation entitled to vote on the matters at issue, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.4, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

     Section 2.8    Conduct of Meetings. The Board of Directors of the
                    -------------------
Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the President, or, in his absence or inability to act, the person whom the Vice Chairman shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

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     Section 2.9   Nomination of Directors.
                   -----------------------

          (a) Only persons who are nominated in accordance with the procedures in this Section 2.9 shall be eligible for election as directors of the Corporation, subject to the rights of the holders of Preferred Stock. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and
(B) who complies with the notice procedures set forth in this Section 2.9.

          (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder (other than by a Controlling Stockholder prior to the Trigger Date), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          (d) To be in proper written form, a stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
(D) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy

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statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          (e) If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          (f) Notwithstanding anything to the contrary set forth herein, prior to the Trigger Date, nominations by a Controlling Stockholder shall not be subject to the notice procedures of this Section 2.9.

     Section 2.10   Business at Annual Meetings.
                    ----------------------------

          (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.10.

          (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder (other than by a Controlling Stockholder prior to the Trigger Date), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons

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for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stock holder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          (e) Once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          (f) Notwithstanding anything to the contrary set forth herein, prior to the Trigger Date, business brought before an annual meeting by a Controlling Stockholder shall not be subject to the notice procedures of this Section 2.10.

     Section 2.11   Voting.  Unless otherwise required by law, the Certificate
                    ------
of Incorporation or these Bylaws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the votes of shares of capital stock represented and entitled to vote thereat, voting as a single class. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the Certificate of Incorporation. Votes of stockholders entitled to vote at a meeting of stockholders may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the chairman of the meeting of stockholders, in such chairman's discretion, may require that any votes cast at such meeting shall be cast by written ballot. Abstentions shall not be considered to be votes cast.

     Section 2.12   No Stockholder Action by Written Consent.  As of and
                    ----------------------------------------
following the Trigger Date, except as otherwise provided pursuant to provisions of the Certificate of Incorporation fixing the powers, privileges or rights of any series of preferred stock in respect of action by written consent of the holders of such series of preferred stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Prior to the Trigger Date, action of the stockholders of any class or classes, or series thereof, may be taken by written consent as permitted by law.

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                                  ARTICLE III
                               Board of Directors

     Section 3.1    General Powers.  The business and affairs of the Corporation
                    --------------
shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     Section 3.2    Number, Qualifications, Election and Term of Office.
                    ---------------------------------------------------

          (a) The Board of Directors shall consist initially of six (6) directors. Subject to the rights of the holders of Preferred Stock, the number of directors on the Board of Directors may be increased or decreased from time to time exclusively pursuant to a resolution adopted by: (i) prior to the Trigger Date, the affirmative vote of at least eighty percent (80%) of the entire Board of Directors; or (ii) as of and following the Trigger Date, the affirmative vote of a majority of the entire Board of Directors. No reduction in the number of directors shall have the effect of shortening the term of any director in office at the time such reduction becomes effective.

          (b) The retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time by the affirmative vote of eighty percent (80%) of the members of the Board of Directors then in office. Members of the Board of Directors need not be residents of the State of Delaware and need not be stockholders of the Corporation.

          (c) The directors shall be divided into three classes, Class I, Class II and Class III, as provided in the Certificate of Incorporation, and shall hold office in accordance with the provisions as set forth therein.

     Section 3.3    Vacancies.  Subject to Section 3.10, unless otherwise
                    ---------
required by law or by the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders if such vacancy resulted from the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof), and the directors so chosen shall hold office until the next election for such class and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

     Section 3.4    Removal.  Any director or the entire Board of Directors may
                    -------
be removed, with or without cause, by the affirmative vote of shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however that from and after the Trigger Date, a director may only be removed for cause, such removal to be by the affirmative vote of the shares

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representing eighty percent (80%) of the votes entitled to be cast by the Voting
Stock. "Cause" for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation; or (iv) the entry of any order against such director by any governmental body having regulatory authority with respect to the Corporation's business. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions. "Voting Stock" shall mean the shares of the then outstanding capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon or other defaults thereunder, whether or not at the time of the determination there are any such dividend arrearage or defaults.

     Section 3.5    Place of  Meetings.  Meetings of the Board of Directors
                    ------------------
shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting. Each regular meeting of the Board of Directors shall be held at the location specified in the notice with respect to such meeting or, if no such notice is provided or no location is specified therein, at the principal executive offices of the Corporation.

     Section 3.6    Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors shall be held at such time and place as the Board of Directors may fix. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by applicable law or these Bylaws.

     Section 3.7    Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called by the Chairman of the Board of Directors or at the request of twenty percent (20%) of the directors. The person or persons authorized to call a special meeting of the Board of Directors may fix the place, date and time of the meeting. Upon request by the person or persons authorized to call such meeting, the Secretary of the Corporation shall give any requisite notice for the meeting.

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     Section 3.8    Notice of Meetings.  Notice of each special meeting of the
                    ------------------
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 3.8, in which notice shall be stated the date, time and place of the meeting. Notice of a special meeting shall state the general purpose of the meeting, but other routine business may be conducted at a special meeting without such matter being stated in the notice. Notice of each meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of such meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.9    Quorum.
                    ------

          (a) Except as otherwise provided by law, the Certificate of Incorporation and Sections 3.3 and 3.9(b) of these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          (b) At least two directors designated by the Controlling Stockholder pursuant to the Amended and Restated Stockholders Agreement, dated as of [
], 1999, by and among the Corporation, PNC Bank Corp. ("PNC"), PNC Asset Management, Inc. and certain employees of the Corporation (the "Stockholders Agreement"), and the Chairman of the Board of Directors must be present at any meeting of the Board of Directors in order to establish a quorum to conduct business; provided, however, that the Board of Directors will be entitled to take any action at any meeting if a quorum is otherwise present if (i) the meeting is a regularly scheduled meeting of the Board of Directors, or, (ii) the meeting is not a regularly scheduled meeting and, after having been sent notice of such meeting, either two of the directors designated by the Controlling Stockholder and/or the Chairman of the Board of Directors, as the case may be, are not present at such meeting, and the directors designated by the Controlling Stockholder who are absent or the Chairman of the Board of Directors shall, in either the case of either (i) or (ii), have failed to communicate in writing to the Secretary good reason for such absence in advance of the relevant meeting.

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     Section 3.10   Board Approval Requirements in Certain Circumstances.  Prior
                    ----------------------------------------------------
to the Trigger Date, any act of the Board of Directors shall require the affirmative vote of not less than eighty percent (80%) of the entire Board of Directors if it relates to or involves one or more of the following matters:

          (a) the size and composition of the Board of Directors and Board committees or changes thereto, including but not limited to matters involving Sections 3.2, 3.3, 3.4 and 3.16 of these Bylaws;

          (b) any merger, acquisition, consolidation, divestiture or acquisition of material assets, or any other similar transaction involving the Corporation;

          (c) the issuance of capital stock, sales of treasury stock, grants of options or other rights (other than issuances or grants pursuant to stock option, bonus and other benefit plans of the Corporation);

          (d) the incurrence of indebtedness by or on behalf of the Corporation other than in the ordinary course of business;

          (e) any business activity to be engaged in by or on behalf of the Corporation of a type that is not currently conducted by or on behalf of the Corporation;

          (f) any change in the outside auditors of the Corporation;

          (g) the declaration of any dividend by the Corporation;

          (h) the amendment, alteration, modification or repeal of these Bylaws or the Certificate of Incorporation; or

          (i) any other matter materially affecting the economic interests of a Controlling Stockholder.

     Section 3.11   Organization.  At each meeting of the Board of Directors,
                    ------------
the Chairman of the Board of Directors or, in his absence, the Vice Chairman or another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

     Section 3.12   Resignations.  Any director of the Corporation may resign at
                    ------------
any time by giving written notice of his resignation to the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

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Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.13   Compensation.  Directors shall receive such compensation,
                    ------------
including fees and reimbursement of expenses, for their services as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.14   Action by Written Consent.  Unless otherwise provided by the
                    -------------------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

     Section 3.15   Telephonic Meeting.  Unless otherwise provided by the
                    ------------------
Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

     Section 3.16   Board Committees.
                    ----------------

          (a) The Board of Directors may by resolution designate one or more committees (in addition to the mandatory Standing Committees as set forth in Section 3.16(e) below) consisting of one or more directors of the Corporation which, to the extent authorized in any resolution of the Board of Directors or these Bylaws and permissible under the DGCL and the Certificate of Incorporation, shall have and may exercise any or all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that prior to the Trigger Date, a majority of directors on each such committee shall be directors that were designated as directors by a Controlling Stockholder, and at least one director on each such committee (including Standing Committees) shall be a director that was designated as a director by a majority of the Employee Stockholders (as defined in the Stockholders Agreement), in each instance as permitted by applicable law or stock exchange policy.

          (b) Subject to Section 3.16(a), with respect to all committees designated in accordance with this Section 3.16, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees designated in accordance with this Section 3.16, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

          (c) A majority of the members of any committee may determine such committee's procedures for the conduct of business and fix the time and place of its meetings, unless the Board of Directors shall by resolution otherwise provide. Notice of such meetings shall be given to each member of the committee in the same manner as provided for meetings of the Board of Directors by these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. Except as otherwise provided by resolution of the Board of Directors, a quorum for the transaction of business by a committee at a meeting thereof shall be a majority of the members and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

          (d) Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of one or more officers, employees or persons who are not directors of the Corporation to conduct any part of the business or affairs of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.


          (e)  Standing Committees.

          The standing committees which, subject to Section 3.16(a), shall be appointed from time to time by the Board of Directors shall be the Executive Committee, the Audit Committee, the Nominating Committee, the Compensation Committee and the Investment Committee.

               (i)  Executive Committee.
                    -------------------

          The Executive Committee shall consist of the Chairman and Chief Executive Officer and such other directors, who shall from time to time be appointed by the Board of Directors. The Executive Committee shall have and exercise in the intervals between the meetings of the Board of Directors all the powers of the Board of Directors, except as prohibited by applicable law. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done and conferred under authority of the Board of Directors.

               (ii)   Audit Committee.
                      ---------------

          The Board of Directors shall appoint annually the Audit Committee consisting of not less than three directors, none of whom shall be an officer of the Corporation. The Audit Committee will recommend the annual appointment of the Corporation's auditors, with whom the Audit Committee will, among other things, review the scope of audit and non-audit assignments and related fees, accounting principles used by the Corporation in financial reporting, internal auditing procedures and the adequacy of the Corporation's risk management, compliance and internal control procedures.

               (iii)  Nominating Committee.
                      --------------------

          The Board of Directors shall appoint annually the members of the Nominating Committee, consisting of not less than three directors. The Nominating Committee will review the qualifications of potential candidates for the Board of Directors, report its findings to the Board of Directors and propose nominations for board memberships for approval by the Board of Directors and, if appropriate, submission to the stockholders of the Corporation for approval.

               (iv)   Compensation Committee.
                      ----------------------

          The Board of Directors shall appoint annually the members of the Compensation Committee, consisting of not less than three directors. The Compensation Committee will administer the Corporation's 1999 Stock Award and Incentive Plan, Key Executive Long-Term Incentive Bonus Plan and other such compensation plans as the Board of Directors may determine from time to time, and will establish the compensation for the Corporation's executive officers. The Compensation Committee may by resolution designate a subcommittee to administer the Corporation's compensation plans.

               (v)    Investment Committee.
                      --------------------

          The Board of Directors shall appoint annually the members of the Investment Committee consisting of not less than three directors. The Investment Committee shall have and may exercise any or all the powers and authority of the Board of Directors to the extent authorized in a resolution of the Board of Directors and permissible under the DGCL, these Bylaws and the Certificate of Incorporation.


                                  ARTICLE IV
                                    Officers

     Section 4.1    Designation.  The officers of the Corporation shall be
                    -----------
elected by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The Board of Directors of the Corporation, in its discretion, may also elect a Chairman of the Board of Directors (who must be a director), one or more Vice Chairmen (who need not be a director) and one or more Managing Directors, Directors, Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers.

     Section 4.2    Election and Tenure.  Officers and assistant officers of the
                    -------------------
Corporation may, but need not, also be members of the Board of Directors or stockholders of the Corporation. At its first meeting after each annual meeting of the stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Unless otherwise provided by the Certificate of Incorporation, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal in the manner specified in this
Section 4.2. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. Any officer or assistant officer appointed by another officer may be removed from office with or without cause by such officer. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer. Any individual may be elected to, and may hold, more than one office of the Corporation.

     Section 4.3    Duties.  Except as set forth in Section 4.5, the powers and
                    ------
duties of the several officers shall be as provided from time to time by resolution or other directive of the Board of Directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation.

     Section 4.4    Compensation.  Officers may be paid such reasonable
                    ------------
compensation as the Board of Directors may from time to time authorize and direct. The Board of Directors may delegate its authority to determine compensation to a committee.

     Section 4.5    Responsibilities of the Senior Officers.
                    ---------------------------------------

          (a)  Chief Executive Officer

          Subject to the direction of the Board of Directors, the Chief Executive Officer shall have the general supervision of the policies, business and operations of the Corporation, and of the other officers, agents and employees of the Corporation and, except as otherwise provided in these Bylaws or by the Board of Directors, shall have all the other powers and duties as are usually incident to the Chief Executive Officer of a corporation. In the absence of the Chief Executive Officer, his rights and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors. To the extent not specifically appointed to a Committee, the Chief Executive Officer of the Corporation shall be ex officio a member of all Committees except the Audit Committee, the Nominating Committee, and the Compensation Committee.

          (b) Chairman, President and Vice Chairman

          The Chairman, the President and the Vice Chairman if not designated as the Chief Executive Officer shall have such duties and powers as may be assigned to them from time to time by the Board of Directors or, in the case of the President and Vice Chairman, the Chief Executive Officer in the absence of any assignment by the Board of Directors.

          (c)  Chief Financial Officer

          Except as otherwise provided in these Bylaws or by the Board of Directors, the Chief Financial Officer shall have all the other powers and duties as are usually incident to the Chief Financial Officer of a corporation. In the absence of the Chief Financial Officer, his rights and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors.

          (d) Managing Director, Director and Vice President

          The Managing Directors, Directors, Executive Vice Presidents, Senior Vice Presidents and the Vice Presidents, if such are elected, shall have the duties and power as may from time to time be assigned to them by the Board of Directors or by the Chief Executive Officer in the absence of any assignment by the Board of Directors. Any reference in these Bylaws to a Vice President will apply equally to an Executive Vice President or a Senior Vice President unless the context requires otherwise.

          (e)  Treasurer

          The Treasurer shall be responsible for the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Chief Executive Officer and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, Chief Financial Officer or the Chief Executive Officer in the absence of any assignment by the Board of Directors.

          (f)  Secretary

          The Secretary shall: attend the meetings of the stockholders, of the Board of Directors, and any committees thereof, and shall keep minutes thereof in suitable minute books; have charge of the corporate records, papers and the corporate seal; have charge of the stock and transfer records of the Corporation and shall keep a record of a all stockholders and give notices of all meetings of stockholders, special meetings of the Board of Directors and of its Committees; and have such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer in the absence of any assignment by the Board of Directors.

          (g)  Controller

          The Controller, if a Controller is elected, shall cause to be kept proper records of the transactions of the Corporation; shall be responsible for the preparation of financial and tax reports required of the Corporation; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chief Financial Officer or the Chief Executive Officer in the absence of any assignment by the Board of Directors.

          (h)  Assistant Officers

          Each assistant officer as shall be elected shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, or in the absence of any assignment by the Board of Directors, the Chief Executive Officer or the officer to whom he is assistant.


                                   ARTICLE V
                     Stock Certificates and Their Transfer

     Section 5.1    Uncertificated and Certificated Shares; Form of
                    -----------------------------------------------
Certificates. Effective at such time as the President or any Vice President or
------------
the Treasurer of the Corporation designates in writing to the Corporate Secretary and any transfer agents of the Corporation with respect to any class of stock of the Corporation, the shares of such class shall be uncertificated shares, provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation and provided further that upon request every holder of uncertificated shares shall be entitled, to the extent provided in Section 158 of the DGCL, to have a certificate signed in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

     Section 5.2    Record Owners.  A record of the name and address of the
                    -------------
holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 5.3    Transfers of Stock.  Stock of the Corporation shall be
                    ------------------
transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

     Section 5.4    Transfer Agents and Registrars.  The Board of Directors may
                    ------------------------------
appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. If any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 5.5    Regulations.  The Board of Directors may make such
                    -----------
additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     Section 5.6    Fixing the Record Date.
                    ----------------------

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.

          (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.7    Lost Certificates.  The Board of Directors may direct a new
                    -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

                                  ARTICLE VI
                         Indemnification and Insurance

     Section 6.1    Right to Indemnification.  Each person who was or is made a
                    ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2(b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 6.2    Right of Claimant to Bring Suit.  If a claim under Section
                    -------------------------------
6.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.3    Non-Exclusivity of Rights.  The right to indemnification and
                    -------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.4    Insurance.   The Corporation may maintain insurance, at its
                    ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


                                  ARTICLE VII
                               General Provisions

     Section 7.1    Seal.  The seal of the Corporation shall be in such form as
                    ----
shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

     Section 7.2    Fiscal Year.  The fiscal year of the Corporation shall begin
                    -----------
on January 1 and end on December 31 of each year.

     Section 7.3    Checks, Notes, Drafts, Etc.  All checks, notes, drafts or
                    --------------------------
other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     Section 7.4    Voting of Stock in Other Corporations.  Unless otherwise
                    -------------------------------------
provided by resolution of the Board of Directors, the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances relating to securities owned by the Corporation.

     Section 7.5    Dividends.  Subject to the provisions of the DGCL and the
                    ---------
Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting in accordance with the voting requirements set forth in Section 3.10 if applicable. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by the DGCL or the Certificate of Incorporation.

     Section 7.6    Certain Prohibited Business Activities.  So long as PNC
                    --------------------------------------
owns, directly or indirectly, at least ten percent (10%) of the capital stock of the Corporation, the Corporation or any successor entity to the Corporation shall be prohibited, without PNC's consent, from directly or indirectly, owning any asset or engaging in any activity if to do so would cause the Corporation or any subsidiary thereof or PNC (or any successor company thereof) or any direct or indirect bank or nonbank subsidiary of PNC (or any successor company thereof (a "PNC Entity") that owns capital stock of the Corporation to be in violation of any applicable federal banking law or any rule, regulation, policy or order of any federal banking regulator with jurisdiction over the Corporation or a PNC Entity. The Corporation will, and will cause its subsidiaries to, take any necessary action to ensure compliance with this Section 7.6, including, without limitation, obtaining any required approval from, or filing any required notice or application with, any applicable federal banking agency.


                                  ARTICLE VII
                                   Amendments

     Section 8.1    By the Board of Directors.  Except as otherwise provided in
                    -------------------------
Section 8.2 below and subject to Section 3.10, these Bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the affirmative vote of at least a majority of the members of the Board of Directors then in office at any regular or special meeting; provided, however, that prior to the Trigger Date, the affirmative vote of at least eighty percent (80%) of the entire Board of Directors shall be required to amend, alter, change, adopt or repeal any provision of these Bylaws or to adopt any new Bylaw.

     Section 8.2    By the Stockholders.  Prior to the Trigger Date, these
                    -------------------
Bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the affirmative vote of at least a majority of the voting power of the capital stock of the Corporation issued, outstanding and entitled to vote thereon; provided, however, that as of and following the Trigger Date, any proposed amendment, alteration, change, adoption or repeal of, or the adoption of any Bylaw inconsistent with any of Sections 2.3, 2.9, 2.10, or 2.12 of
Article II or Sections 3.2 and 3.4 of Article III or this Article VIII of these Bylaws shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding capital stock of the Corporation entitled to vote thereon voting as a single class.